SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

                                                  (Amendment No.   )
Filed by the Registrant |x| Filed by a Party other than the Registrant |_| Check the appropriate box: |_| Preliminary Proxy Statement |_| Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
|_|    Definitive Proxy Statement
|_|    Definitive Additional Materials
|x| Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                                ITT CORPORATION
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|x| No fee required.
|_|    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    1) Title of each class of securities to which transaction applies:
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       pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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|_|    Fee paid previously with preliminary materials.
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       paid previously.  Identify the previous filing by registration statement
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                                [ITT Letterhead]



                              DATE:       September 30, 1997
                              CONTACT:    Jim Gallagher
                              TELEPHONE:  212-258-1261
                                                               OR
                              CONTACT:    George Sard/David Reno
                              TELEPHONE:  212-687-8080

                             FOR IMMEDIATE RELEASE


                      ITT SETS NOVEMBER 12 ANNUAL MEETING

            COMPANY REAFFIRMS VIEW THAT HILTON OFFER IS INADEQUATE, ELIMINATES STAGGERED BOARD PROVISION IN COMPREHENSIVE PLAN


          NEW YORK, NY, September 30, 1997 -- ITT Corporation (NYSE: ITT) today announced that its Board of Directors has set the Company's annual meeting for Wednesday, November 12, 1997 in New York City. Shareholders of record as of October 1, 1997 will be eligible to vote at the meeting.
          "We look forward to the annual meeting and remain confident that our comprehensive plan provides superior economic value to our shareholders," said Rand V. Araskog, Chairman and Chief Executive Officer of ITT. "Hilton's offer is clearly inadequate as shown by the advice provided to Hilton's Board of Directors by its own Chief Financial Officer. We intend to prove our case to ITT shareholders over the next six weeks." ITT also announced today that it will revise its comprehensive plan to eliminate a staggered board at ITT Destinations, the company that will hold ITT's hotel and gaming operations.


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          "Eliminating this provision of our Plan will permit our shareholders to make a clear cut choice based purely on economics," said Mr. Araskog.
          Under ITT"s Comprehensive Plan, ITT intends to create three new publicly traded companies (hotel & gaming, overseas telephone directories and educational services), repurchase all $2 billion of ITT Corporation's public debt and repurchase up to 30 million ITT shares at $70 per share.

                                    - ITT -


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                  CERTAIN INFORMATION CONCERNING PARTICIPANTS

          The participants in this solicitation include ITT Corporation (the "Company") and the following individuals, each of whom is a director of the
Company: Bette B. Anderson, Rand V. Araskog, Nolan D. Archibald, Robert A. Bowman, Robert A. Burnett, Paul G. Kirk, Jr., Edward C. Meyer, Benjamin F. Payton, Vin Weber, Margita E. White and Kendrick R. Wilson III. Ms. Anderson is the direct owner of 2,811 shares of common stock of the Company ("Common Stock") and may be deemed to beneficially own 83 additional shares. Mr. Araskog is the beneficial owner of 1,748,398 shares of Common Stock. Mr. Archibald is the direct owner of 1,811 shares of Common Stock. Mr. Bowman is the beneficial owner of 550,046 shares of Common Stock. Mr. Burnett is the direct owner of 2,981 shares of Common Stock. Mr. Kirk is the direct owner of 1,821 shares of Common Stock. Gen. Meyer is the direct owner of 3,311 shares of Common Stock. Dr. Payton is the direct owner of 1,303 shares of Common Stock. Mr. Weber is the direct owner of 844 shares of Common Stock. Ms. White is the direct owner of 2,811 shares of Common Stock. Mr. Wilson is the direct owner of 3,000 shares of Common Stock. The foregoing share ownership figures are as of August 31, 1997.

          The Company has retained Goldman, Sachs & Co. ("Goldman Sachs") and Lazard Freres & Co. LLC ("Lazard Freres") to act as financial advisors to the Company in connection with the Hilton offer and other matters rising in connection therewith, including assisting the Company in exploring possible strategic alternatives in light of the Hilton offer. Pursuant to an engagement letter with Goldman Sachs and Lazard Freres, the Company has agreed to pay each of Goldman Sachs and Lazard Freres for their services 50% of (a) an initial fee equal to $1,000,000 and (b) an additional advisory fee equal to $19,000,000. The Company has also agreed to reimburse Goldman Sachs and Lazard Freres for their reasonable out-of-pocket expenses, including fees of counsel and any sales, use or similar taxes, and to indemnify Goldman Sachs and Lazard Freres against certain liabilities in connection with their engagement, including certain liabilities arising under the Federal securities laws. In addition, Goldman Sachs and Lazard Freres are involved in arranging certain financings to be incurred by ITT Destinations, Inc., a new corporation formed to hold the Company's hotel and gaming assets, in connection with the Comprehensive Plan and Goldman Sachs Credit Partners L.P., an affiliate of Goldman Sachs, is providing certain portions of such financings. Although Goldman Sachs and Lazard Freres do not admit that they or any of their directors, officers, employees or affiliates are a "participant," as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, by the Securities and Exchange Commission, or that Schedule 14A requires the disclosure of certain information concerning them, Robert Kaplan (Managing Director), Cody Smith


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(Managing Director), William Crowley (Managing Director), Eduardo Cruz (Vice
President) and Marc Nachmann (Associate), in each case of Goldman Sachs, and Gerald Rosenfeld (Managing Director), Robert Hougie (Vice President) and Antonio Weiss (Vice President), in each case of Lazard Freres (collectively, the "Financial Advisor Participants"), may assist the Company in the solicitation of proxies for the annual meeting.

          Goldman Sachs and Lazard Freres have provided financial advisory and investment banking services to the Company from time to time for which they have received customary compensation. Kendrick R. Wilson III is a Managing Director of Lazard Freres. In the ordinary course of their business, Goldman Sachs and Lazard Freres may actively trade securities of the Company for their own account and the account of their customers and, accordingly, may at any time hold a long or short position in such securities. Goldman Sachs has advised the Company that as of September 29, 1997, Goldman Sachs held a net long position of approximately 12,221 shares of Common Stock. Lazard Freres has advised the Company that as of September 29, 1997, Lazard Freres held a net long position of approximately 12,785 shares of Common Stock over which Lazard Freres exercised investment discretion. Except as set forth above, to the Company's knowledge, none of Goldman Sachs, Lazard Freres or any of the Financial Advisor Participants has any interest, direct or indirect, by security holdings or otherwise, in the Company.